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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 23, 1998, except for Note 15, as to which the date is June 9, 1999, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-42689) and related Prospectus of Precept Business Services, Inc. for the Registration of 7,118,181 shares of its common stock.

/s/ Ernst & Young

Dallas, Texas
June 14, 1999